Exhibit 10.15d

Dated March 31, 2014

KOIDU LIMITED
(as Borrower)
and
BSG RESOURCES LIMITED
(as Guarantor)
and
LAURELTON DIAMONDS, INC.
(as Original Lender)

FOURTH AMENDMENT AGREEMENT RELATING TO A US$50,000,000 AMORTISING TERM LOAN FACILITY AGREEMENT DATED 30 MARCH 2011

THIS FOURTH AMENDMENT AGREEMENT (the “Amendment Agreement”) is dated March 31, 2014 and made between:

(1)
KOIDU LIMITED (formerly Koidu Holdings S.A.), a company incorporated in the British Virgin Islands with registered number 552189 and which is registered to carry on business in Sierra Leone under registration number C.F.(F) 8/2003 (the “Borrower”);

(2)	BSG RESOURCES LIMITED, a company incorporated in Guernsey with registered number 46565 (the “Guarantor”); and

(3)	LAURELTON DIAMONDS, INC., a company incorporated under the laws of the State of Delaware, United States of America with registered number 01-0715717 (the “Original Lender”).

WHEREAS:

(A)
The Borrower, the Guarantor and the Original Lender (collectively, the “Parties” and any one of them, a “Party”) have entered into a US$50,000,000 amortising term loan facility agreement dated 30 March 2011, as amended by an amendment agreement among the Parties dated 10 May 2011, by an amendment agreement among the Parties dated 12 February 2013 and by an amendment agreement among the Parties dated 29 March 2013 (collectively, the “Facility Agreement”).

(B)
The Borrower has requested that the payments of principal due to the Original Lender in 2014 be re-allocated, such that they are due and payable on a monthly basis from March through December 2014 rather than on semi-annual basis, as contemplated by the Facility Agreement.

(C)	The Parties wish to amend the Facility Agreement on the terms and subject to the conditions set out in this Amendment Agreement.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Amendment Agreement:
“Effective Date” means the date on which this Amendment Agreement has been executed and delivered by each of the Parties.

1.2	Incorporation of Defined Terms

(i)	Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning in this Amendment Agreement.

(ii)	The principles of construction set out in Clause 1.2 (Construction) of the Facility Agreement shall have effect as if set out in this Amendment Agreement mutatis mutandis.

(iii)	This Amendment Agreement is intended to take effect as a deed notwithstanding that certain parties may have executed it under hand only.

1.3	Clauses

(i)	In this Amendment Agreement any reference to a “Clause” is, unless the context otherwise requires, a reference to a Clause to this Amendment Agreement.

(ii)	Clause headings are for ease of reference only.

1.4	Third Party Rights
A person who is not a party to this Amendment Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment Agreement.

1.5	Designation as Finance Document
In accordance with the Facility Agreement, the Parties designate this Amendment Agreement as a Finance Document.

1.6	Representations and Warranties
The Original Lender has entered into this Amendment Agreement in reliance on the following representations.
Each Obligor party hereto hereby represents and warrants that:

(i)
The indicative cash flow forecasts (“Forecasts”), in the form and having the content delivered to the Original Lender on March 7, 2014 and the mine plan, projections, operational updates and other documents, in the form and having the content delivered to the Original Lender on March 14, 2014 (the “Operational Information”) were (1) prepared by the Obligors in good faith, (2) at the time provided to the Original Lender, believed by the Obligors to be true and accurate in all material respects and (3) with respect to the Forecasts and the Operational Information, prepared on the basis of assumptions believed by the Obligors to be reasonable; and

(ii)
To the knowledge of the Obligors, nothing has occurred since the above dates of delivery of the Forecasts and Operational Information, or has been omitted from the Forecasts or the Operational Information, which would result in the information therein being misleading in any material respect.

2.	AMENDMENTS
With effect from the Effective Date, the Facility Agreement shall be amended by:

(i)	deleting Section 6.1 in its entirety and replacing it with the following:
Repayment of Loans
The Borrower shall repay the Loans by paying to the Lender on each date set out in Column 1 below (each a Repayment Date) (i) the percentage of the aggregate amount of the Loans outstanding at the close of business in New York City on the final day of the Availability Period plus the amount of any interest capitalized and added to the principal amount of each Loan pursuant to Section 8.2.1 (each a Repayment Instalment) or (ii) the stated amount, that, in each case, is set out in Column 2 below opposite that date.

Column 1	Column 2

Repayment Date	Repayment
Amount or
Instalment %

12 months after the First Repayment Date	$2,000,000

13 months after the First Repayment Date	$1,150,000

14 months after the First Repayment Date	$1,150,000

15 months after the First Repayment Date	$1,150,000

16 months after the First Repayment Date	$1,150,000

17 months after the First Repayment Date	$1,150,000

18 months after the First Repayment Date	$1,150,000

19 months after the First Repayment Date	$1,150,000

20 months after the First Repayment Date	$1,150,000

21 months after the First Repayment Date	$1,163,848

24 months after the First Repayment Date	16%

30 months after the First Repayment Date	16%

36 months after the First Repayment Date	16%

42 months after the First Repayment Date	16%

Final Maturity Date	Remainder;

(ii)	deleting Section 8.1(b) in its entirety and replacing it with the following:

(b) In addition to the foregoing, the Borrower shall pay additional interest on the Deferred Amount by paying to the Lender on each date set out in Column 1 below the amount set out in Column 2 below opposite that date.

Column 1	Column 2

Payment Date	Payment Amount

May 25, 2014	$219,049.69

November 25, 2014	$121,924.10

May 25, 2015	$110,683.39

November 25, 2015	$83,932.22

May 25, 2016	$54,506.53

November 25, 2016	$26,470.96

May 25, 2017	$4,405.19

Notwithstanding the foregoing, if the Borrower prepays all or any portion of any amount set forth in the “Principal Paid” column of Annex A prior to the ending period date corresponding to such amount, then the additional interest on such amount, which shall be paid on the date of prepayment, shall be calculated by the Lender by reference to the “Accrued Interest” column of Annex A, giving effect to the date and amount of the prepayment;

(iii)Adding a new clause (c) to Section 16.1 that states:

(c) Promptly upon Lender request, (i) monthly unaudited financial statements for the Borrower for any month then completed, (ii) a then-current indicative cash flow forecast, in a form substantially similar to the Forecasts, (iii) a then-current mine plan and operational projections, in a form substantially similar to the mine plan and operational projections included in the Operational Information and (iv) any other plans, forecasts, projections or other documents requested by Lender to assist Lender or its designee in assessing the reasonableness of the forecasts, plans and projections provided under clauses (ii) and (iii) or in conducting any review permitted under Section 17. Such cash flow forecast, mine plan, operational projections and other plans, forecasts, projections and documents shall be certified by a director of the Borrower as having been (x) prepared by the Obligors in good faith, (y) at the time provided to the Lender, true and accurate in all material respects and (z) prepared on the basis of assumptions believed by the Obligors to be reasonable.

(iv)	Adding a new clause (c) to Section 17.4 that states:

(c) at all reasonable times during normal business hours in order for the Lender and any person authorized by the Lender to review and assess the reasonableness of the Operational Information (or any replacement thereof or update thereto), any mine plan provided to Lender and any other financial or operational forecasts, projections, plans or similar documents provided to Lender.

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing Obligations
The provisions of the Facility Agreement shall, save as amended hereby, continue in full force and effect.

3.2	Further Assurance
The Obligors shall do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.

4.	MISCELLANEOUS

4.1	Incorporation of Provisions
The provisions of Clause 25 (Notices), Clause 27 (Partial Invalidity) and Clause 33 (Arbitration) of the Facility Agreement shall be incorporated into this Amendment Agreement as if set out in full herein and as if references in those Clauses to “this Agreement” or “the Finance Documents” are references to this Amendment Agreement.

4.2	Counterparts
This Amendment Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Amendment Agreement by e-mail attachment or fax shall be an effective mode of delivery.

5.	GOVERNING LAW
This Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
Executed as a deed and delivered on the date appearing at the beginning of this Amendment Agreement.

Execution Page

The Borrower

EXECUTED and DELIVERED as a Deed by Koidu Limited acting by its duly authorised director, Margali Management Corp., acting by its duly authorised representative	) ) ) ) /s/ Sandra Merloni-Horemans ) ) )

The Guarantor

SIGNED as a Deed by for and on behalf of BSG Resources Limited acting by its duly authorised director(s)	) ) ) /s/ Sandra Merloni-Horemans ) )
Sandra Merloni - Horemans - Director
_______________________ Director

The Original Lender

SIGNED by Patrick B. Dorsey Director for and on behalf of Laurelton Diamonds, Inc.	) ) /s/ Patrick B. Dorsey ) )

[Signature Page to Amendment Agreement]